Exhibit 10.2

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter this “Agreement”) is dated June 11, 2010, and is entered into in1-D-1008 Yuanjing Garden, Longxiang Avenue, Longgang District, Shenzhen City, Guangdong, People’s Republic of China (“PRC” or “China”) between and among Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Pledgee”), Shenzhen Jun Long Culture Communication Co., Ltd. (the “Company”), and GUO Dishan, ZENG Jinzhou and WANG Xiaofen, the shareholders of the Company (individually and collectively, the “Pledgor”).

RECITALS

1.           The Company is a company incorporated in the People’s Republic of and is in the business of internet café chain store service; development of computer network hardware; distribution of cultural items; calligraphy and painting artwork exhibition planning, art and cultural activities planning, cultural and courtesy planning, starting businesses; domestic commerce; advertising etc. (the “Business”).

2.           The Pledgee is a limited liability company organized and existing under the laws of PRC has expertise relevant to the Business.

3.           The individuals collectively referred to herein as the “Pledgor” together hold 100% of the outstanding equity interests of the Company.

4.           The Pledgee and the Company have executed a Management and Consulting Services Agreement (the “Management Services Agreement”) concurrently herewith, pursuant to which the Company shall pay consulting and service fees (the “Management Services Fee”) to the Pledgee for various management, technical, consulting and other services in connection with the Business.

5.           In order to ensure that the Company will perform its obligations under the Management Services Agreement, and in order to provide an additional mechanism for the Pledgee to enforce its rights to collect the Management Services Fee from the Company, the Pledgor agrees to pledge all her equity interests in the Company as security for the performance of the obligations of the Company under the Management Services Agreement, including payment of the Management Services Fee.

AGREEMENT

NOW THEREFORE, the Pledgee, the Company and the Pledgor through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.           Definitions and Interpretation. Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

              1.1           “Pledge” refers to the full content of Section 2 hereunder.

Execution Version

              1.2           “Equity Interest” refers to all the equity interests in the Company legally held by the Pledgor.

              1.3           “Term of Pledge” refers to the period provided for under Section 3.2 hereunder.

              1.4           “Event of Default” refers to any event in accordance with Section 7.1 hereunder.

              1.5           “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.           The Pledge. The Pledgor hereby pledges the Equity Interest to the Pledgee as a security for the obligations of the Company under the Management Services Agreement (the “Pledge”). Pursuant thereto, the Pledgee shall have priority in receiving payments from the evaluation or the proceeds from the auction or sale of the Equity Interest. The Equity Interest shall hereinafter be referred to as the “Pledged Collateral”.

3.           Term of Pledge.

              3.1           The Pledge shall take effect as of the date when the Pledge is recorded in the Company’s Register of Shareholders, and shall expire two (2) years from the Company’s satisfaction of all its obligations under the Management Services Agreement (the “Term”).

              3.2           During the Term, the Pledgee shall be entitled to vote, control, sell, or dispose of the Pledged Collateral in accordance with this Agreement in the event that the Company does not perform its obligations under the Management Services Agreement, including without limitations thee failure to pay the Consulting Service Fee.

              3.3           During the Term, the Pledgee shall be entitled to collect any and all dividends declared or paid in connection with the Pledged Collateral.

4.           Pledge Procedure and Registration.

              4.1           The Pledge shall be recorded in the Company’s Register of Shareholders. The Pledgor shall, within ten (10) days after the date of this Agreement, process the registration procedures with the Administration for Industry and Commerce concerning the Pledge.

5.           Representation and Warranties of Pledgor.

              5.1           The Pledgor is the legal owner of the Pledged Collateral.

              5.2           Other than to the Pledgee, the Pledgor has not pledged the Pledged Collateral to any other party, and the Pledged Collateral is not encumbered to any other party.

Execution Version

6.           Covenants of Pledgor.

              6.1           During the Term, the Pledgor represents and warrants to the Pledgee for the Pledgee’s benefit that the Pledgor shall:

                              6.1.1     Not transfer or assign the Pledged Collateral, nor create or permit to create any pledge or encumbrance to the Pledged Collateral which may adversely affect the rights and/or benefits of the Pledgee without the Pledgee’s prior written consent.

                              6.1.2     Comply with the laws and regulations with respect to the Pledge; present to Pledgee any notices, orders or advisements with respect to the Pledge that may be issued or made by a competent PRC authority within five (5) days upon receiving such notices, orders or advisements; comply with such notices, orders or advisements; or object to the foregoing matters upon the reasonable request of the Pledgee or with consent from the Pledgee.

                              6.1.3     Timely notify the Pledgee of any events which may affect the Pledged Collateral or the Pledgor’s rights thereto, or which may change any of the Pledgor’s warranties or affect the Pledgor’s performance of their obligations under this Agreement.

              6.2           The Pledgor agrees that the Pledgee’s right to the Pledge pursuant to this Agreement shall not be suspended or inhibited by any legal proceedings initiated by the Pledgor, jointly or separately, or by any successor of or any person authorized by the Pledgor.

              6.3           The Pledgor represents and warrants to the Pledgee that in order to protect and perfect the security for the payment of the Management Services Fee, the Pledgor shall execute in good faith and cause other parties who have interests in the Pledged Collateral to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee.

              6.4           The Pledgor represents and warrants to the Pledgee or its appointed representative (whether a natural person or a legal entity) that they will execute all applicable and required amendments in connection with the registration of the Pledge, and within a reasonable amount of time upon request, provide the relevant notice, order and decision regarding such registration to the Pledgee.

              6.5           The Pledgor represents and warrants to the Pledgee that she will abide by and perform all relevant guarantees, covenants, warranties, representations and conditions necessary to insure the rights of the Pledgee under this Agreement. The Pledgor shall compensate all the losses suffered by the Pledgee as a result of the Pledgor’s failure to perform any such guarantees, covenants, warranties, representations or conditions.

7.           Events of Default.

              7.1           The occurrence of any one of the following events shall be regarded as an “Event of Default”:

Execution Version

                              7.1.1      This Agreement is deemed illegal by a governing authority of the PRC, or the Pledgor is incapable of continuing to perform the obligations herein due to any reason except force majeure;

                              7.1.2      The Company fails to timely pay the Management Services Fee in full as required under the Management Services Agreement;

                              7.1.3      A Pledgor makes any materially false or misleading representations or warranties under Section 5 herein, or breaches any warranties under Section 5 herein;

                              7.1.4      A Pledgor breaches the covenants under Section 6 herein;

                              7.1.5      A Pledgor breaches any terms and conditions of this Agreement;

                              7.1.6      A Pledgor transfers or assigns, cause to be transferred or assigned, or otherwise abandons the Pledged Collateral without the prior written consent of the Pledgee;

                              7.1.7      The Company is incapable of repaying debt;

                              7.1.8      The assets of a Pledgor are adversely affected so as to cause the Pledgee to believe that such Pledgor’s ability to perform the obligations herein is adversely affected;

                              7.1.9      The successors or agents of the Company refuse, or are only partly able, to perform the payment obligations under the Management Services Agreement;

              7.2      A Pledgor shall immediately give a written notice to the Pledgee if such Pledgor is aware of or discovers that any event under Section 7.1 herein, or any event that may result in any one of the foregoing events, has occurred or is likely to occur.

              7.3      Unless an Event of Default has been resolved to the Pledgee’s satisfaction within 15 days of its occurrence (the “Cure Period”), the Pledgee may, at any time thereafter, give a written default notice (the “Default Notice”) to the Pledgor and require the Pledgor to immediately make full payment of the then outstanding Consulting Service Fee and any other outstanding payables in accordance with Section 8 herein.

8.           Exercise of Remedies.

              8.1           Authorized Action by Secured Party. The Pledgor hereby irrevocably appoints Pledgee as the attorney-in-fact of the Pledgor for the purpose of carrying out the security provisions of this Agreement and to take any action and execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purpose of this Agreement. Such power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence an Event of Default. Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

Execution Version

                         If an Event of Default occurs, or is already proceeding, Pledgee shall have the right to exercise the following rights:

                         (a)      Collect by legal proceedings or otherwise, and endorse and/or receive all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

                         (b)      Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

                         (c)      Transfer the Pledged Collateral under the Pledgee’s name or under an appointed nominee;

                         (d)      Make any compromise or settlement, and take any action the Pledgee deems advisable, with respect to the Pledged Collateral;

                         (e)      Notify any obligor with respect to the Pledged Collateral to make payment directly to the Pledgee;

                         (f)      All rights of the Pledgor that they would otherwise be entitled to enjoy or exercise with respect to the Pledged Collateral, including without limitations the rights to vote and to receive distributions, shall cease without any further action by or notice, and all such rights shall thereupon become vested in the Pledgee; and

                         (g)      The Pledgor shall execute and deliver to the Pledgee such other instruments as the Pledgee may request in order to permit the Pledgee to exercise the rights set forth herein.

              8.2           Other Remedies. Upon the expiration of the Cure Period, the Pledgee, in addition to the remedies set forth in Section 8.1 or such other rights in law, equity or otherwise, may, without notice or demand on the Pledgor, elect any of the following:

                         (a)      Require the Pledgor to immediately pay all outstanding unpaid amounts due under the Management Services Agreement;

                         (b)      Foreclose or otherwise enforce the Pledgee’s security interest to the Pledged Collateral in any manner permitted by law or provided under this Agreement;

                         (c)      Terminate this Agreement pursuant to Section 11;

                         (d)      Exercise any and all rights as the beneficial and legal owner of the Pledged Collateral, including, without limitation, the transfer and exercise of voting and any other rights to the Pledged Collateral; and

Execution Version

                         (e)      Exercise any and all rights and remedies of a secured party under applicable laws.

              8.3           The Pledgee has priority in the receipt of payments from the proceeds of auction or sale of the Pledged Collateral, in part or in whole, in accordance with legal procedures, until all payment obligations under the Management Services Agreement are satisfied.

              8.4           The Pledgor shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9.           Assignment.

              9.1           The Pledgor shall not assign or otherwise transfer the rights and obligations herein without the Pledgee’s prior written consent.

              9.2           This Agreement shall be binding upon the Pledgor and her respective successors, and shall be binding on the Pledgee and each of its successor and assignee.

              9.3           Upon the transfer or assignment by the Pledgee of any or all of its rights and obligations under the Management Services Agreement, the Pledgee’s transferee or assignee shall enjoy and undertake the same rights and obligations as the Pledgee under this Agreement. The Pledgor shall be notified of any such transfer or assignment by written notice and at the request of the Pledgee, the Pledgor shall execute such relevant agreements and/or documents with respect to such transfer or assignment.

              9.4           In the event of the Pledgee’s change in control resulting in the transfer or assignment of this Agreement, the successor to the Pledgee and the Pledgor shall execute a new equity pledge agreement.

10.         Formalities, Fees and Other Charges.

              10.1         The Pledgor shall be responsible for all the fees and expenses in relation to this Agreement, including, but not limited, to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with applicable law, the Pledgor shall fully reimburse the Pledgee of such taxes.

              10.2         The Pledgor shall be responsible for all expenses (including, but not limited to, any taxes, application fees, management fees, litigation costs, attorney’s fees, and various insurance premiums in connection with the disposition of the Pledge) incurred by the Pledgee in its recourse to collect from the Pledgor arising from the Pledgor’s failure to pay any relevant taxes and fees.

Execution Version

11.         Force Majeure.

              11.1         “Force Majeure” shall include, but not be limited, to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, and any unforeseen events beyond a Party’s reasonable control or which cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. A Party affected by Force Majeure shall promptly notify the other Parties of such event in order to be exempted from such Party’s obligations under this Agreement.

              11.2         In the event that the affected Party is delayed or prevented from performing its obligations under this Agreement due to Force Majeure, the affected Party shall not be responsible for any damage caused by the delay or prevention of such performance, as long as such damage is within the scope of such delay or prevention. The affected Party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by Force Majeure. When such Force Majeure ceases to exist, both Parties covenant and agree to resume the performance of this Agreement with their best efforts.

12.         Confidentiality. The Parties hereby acknowledge and agree to ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose any confidential information to any other third party without the other Parties’ prior written approval, unless: (a) such information was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction underlying this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities for any breach of confidentiality.

13.         Dispute Resolution.

              13.1         This Agreement shall be governed by and construed in accordance with the laws of the PRC.

              13.2         The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If a dispute cannot be settled, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall abide by the rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in English. The decision of CIETA shall be final and binding upon the parties.

14.         Notices. Any notice given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. If such notice is delivered by messenger, the time of receipt is the time when such notice is received by the addressee; if such notice is transmitted by facsimile, the time of receipt is the time when such notice is transmitted. If the notice does not reach the addressee by the end of the business day, the following business day shall be the date of receipt. The place of delivery is the Party’s address as set forth in the signature pages hereto or the address advised in writing including via facsimile.

Execution Version

15.         Entire Contract. The Parties agree that this Agreement constitutes the entire agreement of the Parties upon its effectiveness and supersedes all prior oral and/or written agreements and understandings relating to this Agreement.

16.         Severability. If any provision or provisions of this Agreement shall be held by a proper authority to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the PRC, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.         Appendices. The appendices to this Agreement are incorporated into and are a part of this Agreement.

18.         Amendment or Supplement.

              18.1         The Parties may amend this Agreement in writing, provided that such amendment shall be duly executed and signed by the Pledgee, the Company, and the Pledgor, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

              18.2         This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and stamped by the parties hereto.

19.         Language and Copies of the Agreement. This Agreement shall be executed in English in four (4) original copies. Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

[SIGNATURE PAGE FOLLOWS]

Execution Version

          IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representative as of the date first set forth above.

PLEDGEE:	Shenzhen Zhonghefangda Network Technology Co., Ltd.

Legal/Authorized Representative: /s/ Guo Dishan
Name: Guo Dishan
Title: Chief Executive Officer

COMPANY:	Shenzhen Jun Long Culture Communication Co., Ltd.

Legal/Authorized Representative: /s/ Guo Dishan
Name: Guo Dishan
Title: Chief Executive Officer

Execution Version

PLEDGORS SIGNATURE PAGE

PLEDGORS:

/s/ Guo Dishan

Name: GUO Dishan

ID Card No.: 440301196405141912

/s/ Zeng Jinzhou

Name: ZENG Jinzhou

ID Card No.: 362129197906264218

/s/ Wang Xiaofen

Name: WANG Xiaofen

ID Card No.: 440307197506181529